EXHIBIT 5.1

Barry J. Miller

Attorney at Law

13321 Ludlow

Huntington Woods, MI 48070

Tel.: 248 232-8039

E-Mail: bjmiller@panalaw.net

May 5, 2014

Acology, Inc.

912 Maertin Lane

Fullerton, CA 92831

Ladies and Gentlemen:

I have acted as counsel to Acology, Inc., a corporation organized under the laws of the State of Florida (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (as amended, the “Registration Statement”) to be filed by the Company with the United States Securities and Exchange Commission, relating to the offer and sale by certain stockholders of the Company of up to 700,000,000 shares (the “Selling Stockholder Shares”) of the common stock of the Company, par value $.000001 per share.

I have examined copies of the articles of incorporation of the company and the by-laws of the Company, each as amended to date, all relevant resolutions adopted by the Company’s board of directors and such other agreements, records and documents that I have deemed necessary for the purpose of this opinion. I have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as I have deemed necessary to form a basis for the opinions hereinafter expressed.

In my examination, I have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to me. As to various questions of fact material to my opinion, I have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that:

1. The Company is validly existing and in good standing as a corporation under the laws of the State of Florida.

2. The Selling Stockholder Shares have been duly and validly authorized and are validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Barry J. Miller